UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 26, 2021

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GLUU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 26, 2021, Glu Mobile Inc. (the “Company”) held a virtual special meeting of stockholders (the “Special Meeting”) exclusively online via live webcast. Holders of the Company’s Common Stock were entitled to one vote for each share held as of the close of business on March 24, 2021 (the “Record Date”). Present at the Special Meeting or represented by proxy were holders of 122,005,585 shares of Common Stock, or more than 69% of the eligible votes as of the Record Date, constituting a quorum.

At the Special Meeting, the stockholders of the Company voted on the following proposals: (1) to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 8, 2021, by and among the Company, Electronic Arts Inc. (“Electronic Arts”), a Delaware corporation, and Giants Acquisition Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Electronic Arts (such proposal, “Proposal 1”); (2) to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger (such proposal, “Proposal 2”); and (3) to approve the adjournment of the Special Meeting to a later date or dates, if the Company’s board of directors determines that it is necessary or appropriate and is permitted by the Merger Agreement, to (i) solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the Special Meeting, (ii) give stockholders additional time to evaluate any supplemental or amended disclosure or (iii) otherwise comply with applicable law (such proposal, “Proposal 3”). Each of these proposals is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2021. The voting results for each of the proposals are detailed below:

Proposal 1. The Company’s stockholders approved Proposal 1. The voting results were as follows:

Votes For	Votes Against	Abstentions
121,421,633	287,821	296,131

Proposal 2. The Company’s stockholders approved Proposal 2. The voting results were as follows:

Votes For	Votes Against	Abstentions
117,595,587	3,730,790	679,208

Proposal 3. There being a quorum present and sufficient votes in favor of Proposal 1, the stockholders were not asked to vote with respect to Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: April 26, 2021	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel